UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2013

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 963-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

Per Olof Loof, Chief Executive Officer, and William M. Lowe, Jr., Executive Vice President and Chief Financial Officer, of KEMET Corporation (the “Company”), have scheduled to provide certain investor information, including an  investor presentation commencing at approximately 10:50 a.m. Eastern Standard Time Tuesday, December 3, 2013 in Boca Raton, Florida.  The slide package prepared by the Company for use in connection with this presentation is furnished herewith as Exhibit 99.1.  All of the information in the presentation is presented as of December 3, 2013, and the Company does not assume any obligation to update such information in the future.

This Current Report on Form 8K/A is being filed to revise slide 10 within exhibit 99.1 to the Orginal Form 8-K filed on December 3, 2013.

The information included in this Form 8-K, as well as the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a.)                              Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	Slide package prepared for use by Messrs. Loof and Lowe in connection with an investor presentation scheduled for Tuesday, December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2013

KEMET CORPORATION

By:	/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Slide package prepared for use by Messrs. Loof and Lowe in connection with an investor presentation scheduled for Tuesday, December 3, 2013.